Exhibit 4.9.5

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED SERIES 2013-G1 SUPPLEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of February 22, 2017, among Hertz Vehicle Financing LLC, as issuer (the “Issuer”), Hertz Vehicle Financing II LP, as Series 2013-G1 Noteholder (the “Series 2013-G1 Noteholder”), and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary (the “Indenture Trustee”), to the Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015 and as further amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture Supplement”), among the Issuer, the Series 2013-G1 Noteholder and the Indenture Trustee, to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013 (as amended from time to time, the “Base Indenture”), between the Issuer and the Indenture Trustee.

WITNESSETH:
WHEREAS, Section 11.7 of the Indenture Supplement permits the parties thereto to make amendments to the Indenture Supplement subject to certain conditions set forth therein;
WHEREAS, the parties hereto desire, in accordance with Section 11.7 of the Indenture Supplement, to amend the Indenture Supplement as provided herein; and
WHEREAS, this Amendment will not materially adversely affect the interests of the HVF II Group I Noteholders, as evidenced by an Officer’s Certificate of the Issuer pursuant to Section 11.7 of the Indenture Supplement;
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Indenture Supplement.
2.     Amendments to the Indenture Supplement. The Indenture Supplement is hereby amended as follows:
(a)    The definition of “Depreciation Charge” is hereby amended and restated in its entirety as follows:
“‘Depreciation Charge’ means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2013-G1 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:

(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2013-G1 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such other percentage in respect of which the Rating Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2013-G1 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2013-G1 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2013-G1 Manufacturer Program for such Lease Vehicle for such date.”
(b)    The parties hereto agree that effective as of the date hereof, the reference to “1.25%” in clause (a)(iii) of the definition of “Depreciation Charge” shall be changed to 1.67%.
3.     Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to this Amendment.
4.     Reference to and Effect on the Indenture Supplement; Ratification.
(a)    Except as specifically amended above, the Indenture Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b)    Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Indenture Supplement, or constitute a waiver of any provision of any other agreement.

(c)    Upon the effectiveness hereof, each reference in the Indenture Supplement to “this Agreement”, “Series Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture Supplement, and each reference in any other Transaction Document to “Series Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Indenture Supplement, shall mean and be a reference to the Indenture Supplement as amended hereby.
5.     Indenture Trustee Direction. The parties hereto (other than the Indenture Trustee) hereby direct the Indenture Trustee to enter into this Amendment.
6.     Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7.     Governing Law. THIS AMENDMENT AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.     Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9.     Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10.     Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11.     Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.
12.     Indemnification. The Issuer hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 10.11 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,
as Issuer

By:    /s/ R. Scott Massengill    ___________
    Name: R. Scott Massengill
    Title: Treasurer

HERTZ VEHICLE FINANCING II LP, a limited partnership, as Series 2013-G1 Noteholder

By:	HVF II GP Corp., its general partner

By:    /s/ R. Scott Massengill    ___________
    Name: R. Scott Massengill
    Title: Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO SERIES 2013-G1 SUPPLEMENT]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By: /s/ Mitchell L. Brumwell_____
Name: Mitchell L. Brumwell
    Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO SERIES 2013-G1 SUPPLEMENT]